Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Atlantic International Corp.

(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(f)	9,925,914	(1)	2.80	(3)	27,792,559	(2)	$.00015310	$4,255.04
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							27,792,559			$4,255.04
	Total Fees Previously Paid
	Total Fee Offsets										$4,255.04	(4)
	Net Fee Due										$0

(1)	Relates to common stock, $0.00001 par value per share (the “Common Stock”), of Atlantic International Corp. (“Atlantic”) offered for sale by the Selling Shareholders named in the prospectus of which this Registration Statement is a part.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of common stock that may be issued because of events such as recapitalizations, stock dividends, stock splits, and similar transactions.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(f) and 457© under the Securities Act, based on the last closing price of the Common Stock as quoted on the Nasdaq Global Market on June 17, 2025, of $2.80 per share.

(4)	On June 23, 2023, the Company filed a Registration Statement on Form S-1 (File No. 333-272908) which was declared effective by the Commission on February 12, 2024, however no securities have been issued or sold under the Registration Statement. In connection with such filing the Company paid $19,009.50 in registration fees. On July 2, 2024, the Company filed a Registration Statement on Form S-1 (File no. 333-280653) which was declared effective by the Commission on July 22, 2024 in connection with such filing the Company paid $9,120.15 in registration fees, thus earning a current balance of $9,889.35. On January 23, 2025, the Company filed a Registration Statement on Form S-4/A (File no. 333-284049) in connection with such filing the Company paid $1,539.58 in registration fees, however no securities have been issued or sold under such registration statement, leaving a current balance of $9,889.35. Accordingly, pursuant to Rule 457(p), the Company requests that the registration fee for the current filing is offset with the registration fee previously paid in connection with the filing of the prior Registration Statements

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Atlantic International Corp.	S-4/A	333-284049	January 23, 2025		$4,255.04	Equity	Common Stock	$	$
Fee Offset Sources	Atlantic International Corp.	S-4/A	333-284049		January 23, 2025						$9,889.35